UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/A1

(RULE 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Amended Preliminary Information Statement

☐	Confidential, for Use of the the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
(Name of Registrant as Specified In Charter)

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1)	Title of each class of securities to which transaction applies:

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5)	Total fee paid:

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☐
Check box if any part of the offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
20 Passaic Avenue
Fairfield, NJ 07004
January 8, 2007

To Our Stockholders,

You are cordially invited to attend the annual meeting of Stockholders of Brooklyn Cheesecake & Desserts Company, Inc. (“BCAK” or the “Company”) to be held at 10:00 a.m. Eastern Daylight Time, on Monday, February 26, 2007, at the offices of the Company located at 20 Passaic Avenue, Fairfield New Jersey.

This Information Statement is being furnished to the stockholders of BCAK. in connection with the prior approval by our Board of Directors of, and receipt of approval by written consent of holders of a majority in voting power of shares of the Company’s Common Stock, entitled to vote for, the proposals set forth herein.

Specifically, the following matters will be ratified and or approved at the annual meeting:

•	the election of the slate of six (6) incumbent directors to serve for the ensuing year or until their successors are elected and qualified;

•	ratification of Sherb & Co. LLP as the Company’s independent public accountants for the current fiscal year;

•	ratification of the debt exchange agreement dated March 28, 2006;

The Board of Directors believes that ratification of the election of the slate of directors, appointment of auditors and the , the exchange agreement is in the best interests of the Company and its stockholders.  Accordingly, on March 24, 2006, the Board unanimously approved the slate of directors, Sherb & Co, LLP as the Company’s auditors, and the Asset Exchange Agreement and directed that these matters be submitted for stockholder ratification.

This document describes in detail the agenda items. WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED. WE ARE NOT SEEKING YOUR PROXY

Because the Board of Directors has unanimously approved the actions set forth in this Information Statement and have received the written consent of holders of a majority in voting power of shares of the Company’s Common Stock, we are not asking you for your vote. Our Board of Directors has evaluated the proposed transactions and has unanimously determined that the election of directors, ratification of auditors and ratification of the debt exchange agreement is fair and in the best interests of the Company and its shareholders.

This Information Statement provides you with detailed information about the directors standing for election, the Company’s auditors, and the asset exchange agreement. You may also obtain information about BCAK from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document, including the appendices, completely and carefully.

Sincerely yours,

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.

/s/ Anthony Merante

Anthony Merante
Chairman, President, Chief Executive Officer,
Chief Financial Officer, and Corporate Secretary

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
20 Passaic Avenue
Fairfield, NJ 07004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 26, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Brooklyn Cheesecake & Desserts Company, Inc. (“BCAK” or the “Company”), will be held on February 26, 2007 at 10:00 a.m. at the offices of the Company, 120 Passaic Avenue, Fairfield, New Jersey, for the following purposes:

1.	To elect six (6) directors, to serve until their respective successors shall be elected and shall qualify;

2.	To ratify the selection of independent public accountants for the fiscal year ending December 31, 2006;

3.	To ratify the debt exchange agreement; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Pursuant to the By-Laws, the Board of Directors has fixed the close of business on January 12, 2007, as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

So far as Management is, at present, aware, no business will come before the Annual Meeting other than the matters as set forth above.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dated:  Fairfield, New Jersey
 January 8, 2007

By Order of the Board of Directors

/s/ Anthony Merante

Anthony Merante, Chairman, President,
Chief Executive Officer, Chief Financial Officer,
and Corporate Secretary

PRELIMINARY INFORMATION STATEMENT

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
20 Passaic Avenue
Fairfield, NJ 07004

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 26, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
NOT REQUESTED TO SEND US A PROXY.

PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of the Corporation for the Fiscal Year ended December 31, 2005, will be held on Monday, February 26, 2007 at 10:00 a.m., at the offices of the Company, 20 Passaic Avenue, Fairfield, New Jersey 07004.

Shareholders of Record as of January 12,2007 will be entitled to receive Notice and vote at the Meeting. It is anticipated that this Information Statement will be first mailed to the Company’s stockholders, on or before January 23, 2007 in conjunction with the Company’s Annual Report on Form 10-KSB. As of the Record Date, there were a total of 684,445 shares of the Company’s Common Stock outstanding with approximately 150 security holders of record. The Company’s 2005 Annual Report to its stockholders on Form 10-KSB is also enclosed and should be read in conjunction with the materials set forth herein.

The expenses incidental to the preparation and mailing of this Information Statement are being paid by the Company.

The only class of voting securities entitled to be voted at the meeting is the Company’s Common Stock, par value $0.025 specifically 684,445 shares (based upon the Company’s 1:25 reverse stock split of outstanding common stock effective March 20, 2006). Abstentions and broker non-votes will be counted towards determining whether a quorum is present.

The holders of common stock are entitled to elect a majority of the Board of Directors.

The principal executive offices of the Company are located at 20 Passaic Avenue, Fairfield, New Jersey 07004. The telephone number is (973) 808-8248

ABOUT THE INFORMATION STATEMENT
Summary Term Sheet

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

A:
This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify our shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders. Shareholders holding a majority of the outstanding common stock are expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place February 5. 2007, consisting of the election of six (6) members to the Company’s Board of Directors; ratification of our independent public accountants; and ratification of the debt exchange agreement,

WHO IS ENTITLED TO NOTICE?

A:
Each holder of an outstanding share of common stock of record on the close of business on the Record Date, January 12, 2007 will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that hold in excess of fifty percent (50%) of the Company's 684,445 outstanding shares of common stock have indicated that they will vote in favor of the Proposals. No action by the minority shareholders in connection with the Proposals is required and we are NOT asking you for your proxy and you are requested NOT to send a proxy in connection with the proposals set forth in this Information Statement.

WHO CAN VOTE?

A:
All stockholders of record as of the close of business on January 12, 2007, although the Board of Directors prior to the preparation and mailing of this Information Statement has a majority of voting power of the Company’s Common Stock that has approved the proposals and transactions set forth in this Information Statement.

WHAT SHOULD I DO NOW?

A:
We are NOT asking you for your proxy and you are requested NOT to send a proxy in connection with the proposals set forth in this Information Statement. You are invited to attend the annual meeting. However, the Board of Directors has a majority of the voting power of the Company’s Common Stock entitled to vote for the proposals set forth in this Information Statement.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

A:	Shareholders holding a majority of the outstanding stock have provided our Board of Directors the voting power to vote FOR the following matters:

o	FOR the approval of the slate of directors as proposed. (see page 5).

o	FOR the ratification of Sherb & Co. LLP as the Company’s independent public accountants for the current fiscal year. (see page 11).

o	FOR the ratification of the debt exchange agreement. (see page 12).

WHY DID WE ENTER INTO THE DEBT EXCHANGE AGREEMENT?

A:
Our board of directors unanimously approved, along with holders of a majority of issued and outstanding shares of Common Stock, the Debt Exchange Agreement whereby we exchanged certain assets for satisfaction of and assumption of a majority of our outstanding obligations and liabilities. The exchange transaction was subject to a satisfactory fairness opinion as well as customary closing conditions.

WHAT WAS SPECIFICALLY EXCHANGED UNDER THE DEBT EXCHANGE AGREEMENT AND WHY?

A:
Under the Debt Exchange Agreement we exchanged certain assets namely machinery and equipment that had an appraised value of approximately $300,000 as determined by an independent appraisal firm Daley-Hodkin, LLC. We entered into the Debt Exchange Agreement as we have operated at a loss since inception. Management had made attempts to increase revenues through a number of business initiatives and streamline operations by undertaking a number of cost saving measures. However, despite our best efforts, it was never able to operate at a profit. Brooklyn Cheesecake had sought funding for continued operations through a number of sources including private placements of equity (“PIPE”) and through loans. We have not been able to raise sufficient funds to maintain our operations and have had to rely primarily upon a series of arms length loans from our former Chairman and Chief Executive Officer, Ronald Schutté. These loans were secured by a pledge of certain assets of our operating subsidiary, namely machinery and equipment. In addition to not having sufficient funds to maintain its business operations, we have been unable to raise funds to satisfy our outstanding obligations including the loans made to us by Mr. Schutté that have been used to maintain business operations. In turn, we entered into the Debt Exchange Agreement with Mr. Schutté whereby we exchanged certain assets for satisfaction of and assumption of a majority of our outstanding obligations and liabilities. The transaction was subject to a satisfactory fairness opinion.

HAS THERE BEEN A CHANGE IN THE COMPANY’S BUSINESS AND OPERATIONS FOLLOWING THE DEBT EXCHANGE?

A:
Yes, the nature of our business operations have changed significantly following the exchange of debt for assets with Mr. Schutté. We have changed the focus of our business from manufacturing and selling baked goods to holding and licensing intellectual property.

WAS THE DEBT EXCHANGE AN EXCHANGE OF ALL OR SUBSTANIALLY ALL THE ASSETS OF THE COMPANY?

A:
No. Prior to undertaking the Debt Exchange Agreement, our Board obtained a fairness opinion from du-Pasquier & Co., Inc. regarding the exchange of debt for certain assets. The transaction was determined to be fair and in the interest of the shareholders and the continued operation of the Company as failing to proceed with the debt exchange, the Company would have been required to cease operations. We exchanged machinery, equipment inventory of accounts receivables website and goodwill, for the forgiveness and assumption of accounts payable, lease obligations, and notes issued in favor of directors and/or former directors Mr. Schutté. Following the exchange we have maintained certain intellectual property, namely registered trademarks with the United States Patent and Trademark office for the mark The Healthy Bakery® (US Registration No. 1,644,559), Brooklyn Cheesecake Company Inc. (US Registration No. 3,040,023) and Brooklyn Cheesecakes & Desserts Company, Inc. (US Registration No. 3,017,300). We believe that the trademarks are a significant asset and are valid and enforceable, however there can be no assurance as to the degree of protection its registered trademarks will afford us. We have entered into a licensing agreement with respect to these trademarks whereby we anticipate that we will continue to generate revenues from the licensing of same.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:
On the record date, Mr. Merante the Company’s Chairman has proxies to vote 374,225 shares of the 684,445 issued and outstanding shares of Common Stock (54.68% of the issued and outstanding shares), or a majority. Of the proposals set forth in the amended preliminary 14C, specifically, the election of the slate of six (6) incumbent directors and ratification of Sherb & Co LLP as the Company’s independent auditors, provided a quorum (50.1%) of the Company’s issued and outstanding shares are present or represented by proxy, a majority of said quorum would be required to approve the proposals. Additionally, with respect to proposal 3, we merely seek shareholder ratification of the Debt Exchange Agreement dated March 28, 2006. As such, a mere majority of the quorum would be necessary for ratification, however, the Company possesses in excess of 50% of the issued and outstanding shares by way of proxy to vote in favor of all the proposals.  Mr. Merante has advised that he will vote all of their shares in favor of the agenda items.

The shareholders who have provided their proxies are as follows:

Shareholder	Shares
Ronald Schutté	125,368
Vincent Bocchimuzzo*	12,738
Ben Borsellino*	11,024
Mel Foti*	12,738
David Rabe*	11,024
Donald O'Toole*	9,381
Joseph Baratta	7,418
Fred Denman	5,000
Brent Quinn	4,400
Nancy De La Rosa	4,881
Anthony Tirri	2,000
Lisa Fanek	400
James Bruchetta Jr.	4,000
Denis Dirin	4,000
Paulette Robinson	5,000
David Wang	3,000
Rosa Richard	28,000
James Bruchetta	28,000
Charles Brofman	28,000
Peter Di Renzi	8,000
Anthony Merante*	59,853
Total Shares	374,225

WHO CAN HELP ANSWER ANY QUESTIONS I HAVE?

A:	If you have any questions about the agenda for the meeting, please contact:

Brooklyn Cheesecake & Desserts Company, Inc.
Attn: Anthony Merante, Chairman, President, Chief Executive Officer, Chief Financial Officer, and Corporate Secretary
20 Passaic Avenue, Fairfield, NJ 07004 - Telephone: 973-808-8248

*	Denotes a current board member/nominee

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently six (6) members of the Company's Board of Directors that have been nominated to serve as directors for the ensuing year or until their successors have been elected and qualified.

Nominees for Election as Directors

Certain information relating to each director nominee is set forth below:

Name	Age	Principal Occupation	Director Since
Anthony Merante	46	Chairman, President, Chief Executive Officer, CFO,and Corporate Secretary Brooklyn Cheesecake & Desserts Company, Inc.; Partner, Reda & Company CPA’s, LLP	01/03
Vincent Bocchimuzzo	53	Marketing Manager with AFC Industries, Inc.	01/03
Liborio Borsellino	50	Partner, RBC and Associates	08/04
Carmelo L. Foti	53	President and Chief Operating Officer of the Bank of Southeastern Connecticut	01/03
David Rabe	46	President, Interpro Systems, Inc.	08/04
Donald O’Toole	54	Senior Vice-president, Petry TV, Inc	08/05

Anthony Merante was appointed as director in January 2003 and was subsequently elected as a director in August 2004. He was appointed Chief Financial Officer of the Company in January 2005. Mr. Merante was subsequently appointed Chairman of the Board of Directors as well as Chief Executive Officer, President, and Corporate Secretary in March 2006. Mr. Merante is a Certified Public Accountant and has been a partner with the firm of Reda & Company, LLP CPA’s in White Plains, NY since October 2001. Mr. Merante graduated from St. John’s University in 1982 with a Bachelor’s of Science

Vincent Bocchimuzzo was appointed as director in January 2003 and subsequently elected as a director in August 2004. Mr. Bocchimuzzo is Marketing Manager with AFC Industries, Inc. Prior to this, Mr. Bocchimuzzo was an Executive for CINN Worldwide Westchester Venture Group. Mr. Bocchimuzzo has worked for Univest Partners from 1982-1995. Mr. Bocchimuzzo received his Bachelor’s of Arts degree at Fordham University in 1974.

Liborio Borsellino was elected as a director in August 2004. Mr. Borsellino works for RBC and Associates. Mr. Borsellino has been employed there since 1994. Mr. Borsellino is a manufacturer representative for Gear Sports Apparel, Johnson & Johnson Sports Medicine, and Gatorade Athletic. Mr. Borsellino received his Bachelor’s degree from Manhattan College in 1977.

Carmelo L. Foti was appointed as director in January 2003 and elected as a director in August 2004. Mr. Foti is President and Chief Operating Officer at the Bank of Southeastern Connecticut. Previously he served as Vice President, Manager Credit and Marketing of the National Bank of Egypt, NY Branch. Mr. Foti has been employed there since 1995. Mr. Foti earned his Masters in Arts from Johns Hopkin University in 1976. Mr. Foti received his Bachelor’s of Arts degree from Fordham University in 1974.

David Rabe was elected as a director in August 2004. Mr. Rabe is the President of Interpro Systems, Inc. Mr. Rabe has been with the company since January 1998. Mr. Rabe received his Bachelor’s of Science degree in 1984 from New York University.

Donald O’Toole is a Senior Vice-president at Petry TV, Inc. Prior to this position, he served as National Sales Manager for WGN TV in Chicago, IL. Mr. O’Toole holds a BA degree from Southern New Hampshire University and an MBA from Iona College.

Appointment/Resignation of Officers and Directors

In March of 2006 prior to entering into the Debt Exchange Agreement with the Company, Ronald Schutté our former Chairman, Chief Executive Officer and President resigned both as a director and executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Promissory Notes issued to our former Chairman and Chief Executive Officer Ronald Schutté

On January 31, 2006 a note in the amount of $995,818 was issued to Mr. Ronald Schutté the Company’s former Chairman, Chief Executive Officer and President consolidating six prior notes previously issued to Mr. Schutté. The note was secured by the Company’s assets.

Exchange of Assets

The Company lacked sufficient funds to satisfy the loans made to it by Mr. Schutté, and in turn entered into a Debt Exchange Agreement with Mr. Schutté whereby it exchanged certain assets for satisfaction of and assumption of a majority of the Company’s outstanding obligations and liabilities (see Agenda Item 3 herein for additional information related to this transaction). The Company obtained a satisfactory fairness opinion (see Exhibit 2 annexed hereto) prior to entering into the debt exchange transaction.

Promissory Notes issued to our Current Chairman, President, Chief Executive Officer, CFO, and Corporate Secretary Anthony Merante

On January 31, 2006 the Company issued a new promissory note to Anthony Merante its current Chairman, Chief Executive Officer, President, and Chief Financial Officer which consolidated into one note, inclusive of accrued interest all previously issued notes totaling $187,086.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of any class of its equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that for fiscal year 2005, no reports on Form 5 were required for those persons, that all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the year 2005, except that Mr. O’Toole failed to timely file a Form 3s when he joined the Board of Directors and Messrs, Schutté, Merante, Bocchimuzzo, Borsellino, Foti, Rabe, and O’Toole failed to timely file Form 4s.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2005, the Board of Directors met four times, with incumbent directors attending at least 75% of all Board meetings.

Board Committees

We do not currently have standing compensation, nominating and audit committees. The Board of Directors has determined that due to the size of the Company and the scope of its current business activity that the Board as a whole could serve in the capacity of the respective committees rather than having individual committees that would then report to the Board. The Board of Directors meets to review and assess prospective director nominees when appropriate.

Audit Committee

Our independent board members currently serves as the audit committee. We do not have a standalone Audit Committee but rather all of our independent Board of Directors serve collectively in the capacity of the Audit Committee

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Board reviewed the Company’s quarterly financial reports and regulatory issues facing the Company. Members of the Board of Directors as presently constituted and executive officers met and held discussions with Zeller, Weiss & Kahn LLP ("Zeller"), the Company’s former independent auditors as well as with Sherb & Co., LLP (“Sherb”), the Company’s present independent auditors. Management represented to the Board that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board reviewed and discussed the consolidated financial statements with management and with Sherb. The Board also discussed with Sherb the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Board discussed with Sherb their independence from the Company and its management, and Sherb provided the Company the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Board discussed with Sherb the overall scope and plans for their audit. The Board met with Sherb, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Members of the independent Board are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the independent Board rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s/Board’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s/Board’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Change of Auditors

On January 13, 2005, the Company’s Board of Directors engaged Sherb & Co., LLP ("Sherb") to audit the consolidated financial statements of the Company. During the Company's two most recent fiscal years and through January 13, 2005, the Company has not consulted with Sherb regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

On November 22, 2004, the Registrant (the "Company") filed a current report on Form 8-K advising that its former certified accountants, Zeller, Weiss & Kahn LLP ("Zeller") had informed the Company on November 17, 2004 that they had resigned.

There were no disagreement(s) with Zeller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Zeller, would have caused Zeller to make reference to the subject matter of such disagreement(s) in connection with its audit reports.

Compensation Committee

The Board of Directors as a whole currently serves as the Compensation Committee and reviews the Company's compensation policies and practices, develops recommendations with respect to compensation for the Company's senior executives.

Nominating Committee

The Board of Directors currently serves as the Nominating Committee. The committee is intended to assist in the oversight of the Company's corporate governance matters, including the determination of the independent status of current and prospective Board members, periodic evaluation of the Board of Directors, its committees and individual directors, and the identification and selection of director nominees.

The Nominating Committee will consider stockholder suggestions for nominees for director other than self-nominating suggestions. Suggestions may be submitted to the Secretary of the Company at the Company’s administrative offices.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

On January 13, 2005 The Board approved the following stock options as directors fees. (As adjusted for reverse stock split.)

		OPTION	EXPIRATION
	AMOUNT	PRICE	DATE

Vincent Bucchimuzzo	8,000	2.00	1/13/2010
Liborio Borsellino	8,000	2.00	1/13/2010
Carmelo Foti	8,000	2.00	1/13/2010
David Rabe	8,000	2.00	1/13/2010
	32,000

On August 3, 2005 The Board approved the following stock options as directors fees. (As adjusted for reverse stock split.)

Vincent Bucchimuzzo	1,000	2.625	8/3/2010
Liborio Borsellino	1,000	2.625	8/3/2010
Carmelo Foti	1,000	2.625	8/3/2010
Donald O'Toole	8,000	2.625	8/3/2010
Donald O'Toole	1,000	2.625	8/3/2010
David Rabe	1,000	2.625	8/3/2010
	13,000

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following Summary Compensation Table shows, for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, the compensation awarded to, earned by or paid to the Company's current and former Chief Executive Officers, the only individuals for whom such information is required:

Executive Compensation

The following table sets forth compensation paid to the Chief Executive Officer and to executive officers of the Company and other executive officers of the Company deemed essential to the operation of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation
Ron Schutté, CEO(1)	2005	$200,000 (2)	$0.00	$0.00
	2004	$200,000 (2)	$0.00	$0.00
	2003	$100,000	$0.00	$0.00

Anthony Merante, CFO(3)	2005	$96,000 (4)	$0.00	$0.00

(1)	Mr. Schutté resigned as a director and executive offer of the Company effective March 28, 2006. See “Certain Relationships and Related Transactions” herein.
(2)	Mr. Schutté received $100,000 in cash and $100,000 in restricted common stock.
(3)
Mr. Merante was appointed Chief Financial Officer of the Company in January 2005. He subsequently was appointed Chairman, Chief Executive Officer and President upon the resignation of Mr. Schutté on March 28, 2006

(4)	Mr. Merante received $48,000 in restricted stock and the company accrued the remaining salary obligation of $48,000.

Employment Contracts and Termination of Employment and Change-In-Control Agreements

Currently our only executive officer is Mr. Anthony Merante who is serving as our Chairman, President, Chief Executive Officer,, Chief Financial Officer and Corporate Secretary. Mr. Merante serves in said positions without a formal agreement with the Company.

STOCK OPTIONS

The following table contains information concerning the grant of stock options during 2005 to each of the Company's executives listed in the Summary Compensation Table above receiving stock options during such period.

No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will depend on the market value of the Company's common stock at a future date. If the price of the Company's common stock increases, all stockholders will benefit commensurably with the optionees. The stock options will have no value to the executives named above or other optionees if the price of the Company's common stock does not increase above the exercise price of the option.

Option Grants in Last Fiscal Year

	Number of
	Securities	% of Total
	Underlying	Options Granted	Exercise or
	Options Granted	to Employees	Base Price	Expiration
Name	(#)	in Fiscal Year	($/Sh)	Date
Ronald Schutté	29,000	48.8	$2.00-$2.63	01/13/10

Anthony Merante	17,000	28.6	$2.00-$2.63	01/13/10

On February 17, 2006 all outstanding options granted to Messrs Schutté and Merante as well as all other Officers and Directors, have been converted to restricted shares of stock on a one for one basis.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above concerning the number of unexercised options and the value of unexercised options held by such executives as of the end of 2005. No options were exercised by such executives during 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Number of Securities		Value of In-the-Money
	Underlying Unexercised		Unexercised Options
	Options at FY-End		at FY-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald Schutté	29,000	0	0	0

Anthony Merante	17,000	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's common stock as of May 18, 2006 by (i) each person who is known to us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers of the Company as a group. The following information is based in part upon data furnished by the persons indicated below. Unless otherwise noted, the address of the beneficial owner is in care of the Company.

Name of Beneficial Owner and Address (1)	No. of Shares Beneficially Owned (2)	Percent

Ronald L. Schutté (3)	125,368	18.3%
Anthony J. Merante (director and officer) (4)	59,852	8.7%
Vincent Bocchimuzzo (director)	12,738	1.9%
Liborio Borsellino (director)	11,024	1.6%
Carmelo L. Foti (director)	12,738	1.9%
David Rabe (director)	11,024	1.6%
David O’Toole (director)	9,381	1.4%
ICM Asset Managment	35,280	5.2%
Current Directors and Nominal Executives as a Group (6 persons)	116,757	17.1%

(1)	Unless otherwise indicated, the business address for each of such beneficial owners is c/o Brooklyn Cheesecake & Desserts Company, Inc., 20 Passaic Street, Fairfield NJ 07004
(2)
Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective individuals does not constitute an admission that such individuals are the beneficial owners of such securities.

(3)	Mr. Schutté is a former officer and director of the Company. Mr. Schutté resigned all positions with the Company as of March 28, 2006.
(4)	Mr. Merante was appointed Chief Financial Officer of the Company as of January 13, 2005 and subsequently was appointed Chairman, Chief Executive Officer and President as of March 28, 2006.

Mr. Merante the Company’s Chairman has proxies to vote 374,225 shares of the 684,431 issued and outstanding shares of Common Stock (54.68% of the issued and outstanding shares), or a majority. Provided a quorum (50.1%) of the Company’s issued and outstanding shares are present or represented by proxy, a majority of said quorum would be required to approve each of the director nominees.

PROPOSAL 2: INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Sherb & Co., LLP as the Company’s independent public accountants for the Fiscal Year ending December 31, 2006. A representative of Sherb & Co., LLP is not expected to be present at the Annual Meeting.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Sherb & Co. is the independent accounting firm that audited the Company’s financial statements for the year ended December 31, 2005. As indicated in the Report of Audit Committee, Sherb & Co. was first engaged in January 2005. Sherb & Co performed no services for the Company during calendar 2004. The aggregate fees billed during 2005 for each of the following categories of services are set forth below:

Audit fees	$34,000
Audit-related fees	$0
Tax fees	$0
All other fees	$0

“Audit fees” include fees for the audits of the Company’s annual financial statements for 2005 and the quarterly review of the statements for the quarter ended September 30, 2005, as well as fees for consultation regarding accounting issues and their impact on or presentation in the Company’s financial statements. “Audit-related services” consists primarily of the review of registration statements and the issuance of related consents. “Tax fees” include tax planning and the preparation of the Company’s tax returns.

The following table summarizes fees billed for services for 2004 by Sherb & Co. and Zeller, Weiss & Kahn LLP. Zeller, Weiss & Kahn the Company’s former auditors, provided service for 2003.

	2004	2003
Audit fees	$34,919		$27,000
Audit-related fees	$0	$	[ 0	]
Tax fees	$0	$	[ 0	]
All other fees	$0	$	[ 0	]

PROPOSAL 3: RATIFICATION AND ADOPTION AND CONFIRMATION OF THE DEBT EXCHANGE AGREEMENT BETWEEN THE COMPANY, AND RONALD SCHUTTÉ, THE COMPANY’S FORMER PRESIDENT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER BY THE EXCHANGE OF CERTAIN ASSETS, AND THE ASSUMPTION OF LIABILITIES OF JM SPECIALTIES, INC. FOR A PORTION OF THE SECURED DEBT DUE TO MR. SCHUTTÉ.

Reasons For The Board’s Determination to Obtain Stockholders Ratification of the Debt Exchange Agreement

The Debt Exchange Agreement is more fully described in this information statement, and a copy of the Debt Exchange Agreement, with exhibits, is annexed as Exhibits, with all of the terms of the agreement incorporated by reference to this schedule 14-C.

The Company is a New York Corporation governed by both New York law and the rules and regulations of the Securities and Exchange Commission with respect to the Debt Exchange Agreement. The Company exchanged certain assets of its operating business subsidiary, JM Specialties, Inc. (JM) to satisfy a part of the Secured Debt due to Ronald Schutté, the Company’s former Chairman and Chief Executive Officer (See “Certain Relationships and Related Transactions” herein). New York law provides that the sale or disposition of substantially all of the Company’s assets requires stockholders approval, however, the Board determined that a material portion of JM assets would not be exchanged for debt in that ownership of the JM intellectual property would be maintained and licensed to Mr. Schutté, so that the Company would continue to receive revenues for said intellectual property and continue as an operating entity. The Board of Directors prior to entering into the Debt Exchange Agreement obtained a fairness opinion from du Pasquier & Co., Inc. regarding the terms of the proposed exchange of certain assets of the Company for satisfaction and or assumption of a substantial portion of the Company’s debt as well as that the assets that the Company was exchanging were not all or substantially all of the Company’s assets but rather that the Company by maintaining its intellectual property would be maintaining a substantial portion of its assets ( A copy of the Fairness Opinion issued to the Company’s Board of Directors is annexed as an Exhibit to this schedule 14-C. The stock of J.M. Specialties, Inc was also sold to Mr. Schutte.

In order to assure that there would be no issues with respect to the Debt Exchange Agreement, the Board determined that it would obtain stockholder ratification, adoption and confirmation of the Board’s unanimous resolution to enter into the Debt Exchange Agreement, so as to assure compliance with all applicable laws and regulations, as the Board further determined that unless immediate action was taken with respect to the cessation of business operations of JM, that JM would have closed its doors with a total loss of shareholder value, as neither JM nor the Company was able to continue to fund the continuing losses from operations.

The Company and its wholly owned subsidiary, J.M. Specialties, Inc. (“JM”) entered into a exchange agreement on March 28, 2006 with Ronald Schutté, the Company’s former Chief Executive Officer and Chairman (the “Exchange Agreement”) the Company and JM in payment of a portion of the secured debt of $1,177,030 under the Exchange Agreement, due to Mr. Schutté by the Company agreed to exchange certain assets of JM in satisfaction of a portion of the debt ($826,041). Additionally, Mr. Schutté personally assumed all of the general creditor obligations of JM, which aggregate the sum of $262,900 as well as further assumed the obligations of plant and equipment leases aggregating the sum of $654,185. The Board of Directors determined that the JM secured debt obligation due to Mr. Schutté could not be paid from the assets or business of JM or the Company, and that the continuation of the JM business operating with losses of approximately $90,000 per month could not be sustained by JM or the Company. Continuation of the business operations of JM would have resulted in further losses, which would have caused the Company to file for bankruptcy, or cease business operations. The Exchange Agreement excluded certain intellectual property assets of JM which are valued at approximately $200,000 to $300,000 and which will remain assets of JM. In further support of the Board’s determination to enter into the exchange transaction, the Company obtained a fairness opinion, prepared with numbers as of December 31, 2005, from an independent firm, (du Pasquier & Co., Inc.) which confirmed that the assets exchanged for the $826,041 of debt due was fair and equitable, as JM could not continue its business with the steady stream of operating losses and would have faced creditors legal actions for non payment.

As the Company did not have the ability to borrow from banks or finance companies to support is operations, it was completely dependent upon loans from officers and directors, or the sale of equity at a deep discount to market to maintain its business operations. Sale of equity in the Company, where possible, caused dilution to stockholders based upon the price per share paid for stock in the Company.

As the Company was unable to continue its business operations in its then current form, it was faced with a surrender of assets to Mr. Schutté as a secured creditor, or the taking of its assets by general creditors through court proceedings that would have resulted in judgments against the Company.

As a part of the Exchange Agreement, Mr. Schutté agreed that the balance of the secured debt in the sum of $800,000 would be deferred until the Company was able to complete a merger and/or reverse acquisition of another company. At that time, Mr. Schutté as a secured creditor would have the option of payment in the form of cash, or the issuance of new securities of the Company at a then mutually agreed upon valuation. The Company does not have any current plans written or otherwise to effectuate a merger or reverse acquisition of another company.

As a result of the Exchange Agreement, vendors were paid in full. The independent valuation of the intellectual property (trademarks) was valued at between $200,000 to $300,000 and continue to be owned by the Company, and the Company continues to be paid royalty income monthly for use of the trademarks which can be used by the Company to pay operating expenses.

Use of Proceeds

The assets exchanged which are valued at $300,000 were used to reduce secured debt. The royalty agreed to be paid by Mr. Schutté, 1% of sales, will be used to pay expenses of the Company going forward.

Dissenter’s Rights

Our stockholders are not entitled to seek dissenter’s or appraisal rights under New York Law in connection with the Debt Exchange Agreement.

Regulatory Approval

Except for compliance with applicable regulations of the Securities and Exchange Commission in connection with the information statement and New York Law in connection with the Debt Exchange Agreement, we are not required to comply with any Federal or State regulatory requirements. No Federal or State regulatory approvals for the Debt Exchange Agreement are required.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2006 Annual Meeting of Stockholders no later than January 3, 2007 if any such proposal is to be eligible for inclusion in the Company’s Proxy/Information Statement materials for its 2006 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its Proxy/Information Statement materials unless certain other conditions specified in such rules are met.

VOTING PROCEDURE

Under New York law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

OTHER INFORMATION

The Company does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting or other matters incident to the conduct of the meeting.

There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended December 31, 2005 as filed with the Securities and Exchange Commission in addition to its Form 10-QSBs and Form 8-K Reports as filed with the Commission.

By order of the Board of Directors,

/s/ Anthony Merante

Anthony Merante
Chairman, President, Chief Executive Officer, Chief Financial Officer,
and Corporate Secretary

Dated:  Fairfield, New Jersey
  January 8, 2007

Exhibits:

•	Exchange agreement
•	Exhibits I - VI
•	Security agreement
•	Tenant’s lease assignment
•	Lease amendment
•	Licensing agreement
•	Asset valuation
•	Fairness opinion